As filed with the Securities and Exchange Commission on December 12, 2005
Registration No. 333-130090

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware	22-3240619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
58 South Service Road
Melville, New York 11747
(631) 730-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Irwin D. Simon
Chairman of the Board, President and Chief Executive Officer
The Hain Celestial Group, Inc.
58 South Service Road
Melville, New York 11747
(631) 730-2200

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
______________________________
copy to:
Geoffrey E. Liebmann, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005

(212) 701-3000
______________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 12, 2005

PROSPECTUS

THE HAIN CELESTIAL GROUP, INC.

6,090,351 Shares of Common Stock

This prospectus relates to the offer and sale of an aggregate of 6,090,351 shares of the common stock of The Hain Celestial Group, Inc. by the selling stockholder listed under the heading “Selling Stockholder.” We will not receive any proceeds from the sale by the selling stockholder of the common stock.

Our common stock is quoted on The Nasdaq National Market (“Nasdaq”) under the symbol HAIN. The last reported sales price of our common stock as reported by Nasdaq on December 9, 2005 was $21.68 per share.

The selling stockholder identified in this prospectus, or its registered assigns, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

___________________________

See “Risk Factors” beginning on page 1 for a discussion of certain factors which should be considered in an investment in the securities offered hereby.

___________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

___________________________

The date of this prospectus is                , 2005.

___________________________

___________________________

You should rely only on the information contained or incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell these securities. The information contained or incorporated by reference in this prospectus may be accurate only on the date of this prospectus.

Certain statements contained in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1934, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; our ability to implement our business strategies; our ability to meet anticipated levels of sales and to not exceed anticipated levels of expense; our ability to complete pending acquisitions and to integrate completed acquisitions; our ability to achieve anticipated benefits from recently initiated alliances and joint ventures; our ability to obtain financing when needed, whether for acquisitions, capital or other investments or general corporate purposes; our reliance on third party distributors, manufacturers and suppliers; competition; changes in customer preferences; retention of key personnel; compliance with government regulations; international sales and operations; the factors discussed in this prospectus (including under the caption “Risk Factors”); and other risks detailed from time-to-time in our reports filed with the Securities and Exchange Commission (the “SEC”), including Amendment No. 1 to our report on Form 10-K for the fiscal year ended June 30, 2005. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements and neither Hain nor any person assumes responsibility for the accuracy and completeness of these statements. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions are intended to identify forward-looking statements.

Our principal executive offices are located at 58 South Service Road, Melville, New York 11747, and our telephone number is 631-730-2200. Our World Wide Web site address is www.hain-celestial.com. The information on our website is not part of this prospectus.

-ii-

RISK FACTORS

Prospective investors should carefully consider the following factors and the other information contained in this prospectus before purchasing any shares of our common stock. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Hain’s Markets Are Highly Competitive

Hain operates in highly competitive geographic and product markets, and some of its markets are dominated by competitors with greater resources. Hain cannot be certain that it could successfully compete for sales to distributors or stores that purchase from larger, more established companies that have greater financial, managerial, sales and technical resources. In addition, Hain competes for limited retailer shelf space for its products. Larger competitors, such as mainstream food companies including but not limited to Dean Foods Company, General Mills, Inc., Nestle S.A., Kraft Foods Inc., Groupe Danone, Kellogg Company, PepsiCo. Inc. and Sara Lee Corporation, also may be able to benefit from economies of scale, pricing advantages or the introduction of new products that compete with Hain’s products. Retailers also market competitive products under their own private labels.

One example of our markets' competitiveness is in the tea portion of the beverage market. Competitive factors in the tea industry include product quality and taste, brand awareness among consumers, variety of specialty tea flavors, interesting or unique product names, product packaging and package design, supermarket and grocery store shelf space, alternative distribution channels, reputation, price, advertising and promotion. Hain’s principal competitors on a national basis in the specialty tea market are Thomas J. Lipton Company, a division of Unilever PLC, and R.C. Bigelow, Inc. Unilever has substantially greater financial resources than Hain. In addition, in April 2004, Tazo Tea Company (a subsidiary of Starbucks Corporation) and Kraft Foods Global, Inc. (a subsidiary of Kraft Foods Inc.) announced a licensing agreement whereby Tazo products may gain additional access to grocery channels through placement by Kraft, which has substantially greater financial resources than Hain. Additional competitors include a number of regional specialty tea companies. There may be potential entrants which are not currently in the specialty tea market who may have substantially greater resources than Hain. Private label competition in the specialty tea category is currently minimal, but growing.

In the future, competitors may introduce other products that compete with Hain’s products and these competitive products may have an adverse effect on Hain’s business, results of operations and financial condition.

Hain also competes with other manufacturers in the procurement of natural and organic product ingredients, which may be less plentiful in the open market than conventional product ingredients.  This competition may increase in the future along with increasing public demand for natural and organic products.  This could cause Hain's expenses to increase or could limit the amount of product that Hain can manufacture and sell.

Consumer Preferences for Hain’s Products Are Difficult to Predict and May Change

A significant shift in consumer demand away from Hain’s products or Hain’s failure to maintain its current market position could reduce Hain’s sales or the prestige of its brands in its markets, which could harm Hain’s business. While Hain continues to diversify its product offerings, Hain cannot be certain that demand for its products will continue at current levels or increase in the future.

Hain’s business is primarily focused on sales of natural and organic products in markets geared to consumers of natural foods, specialty teas, non-dairy beverages, cereals, breakfast bars, canned soups and vegetables, snacks and cooking oils, which, if consumer demand for such categories were to decrease, could harm its business. Consumer trends change based on a number of possible factors, including:

•	nutritional values, such as a change in preference from fat free to reduced fat to no reduction in fat; and

•	a shift in preference from organic to non-organic and from natural products to non-natural products.

In addition, Hain has other product categories, such as medically-directed food products and other specialty food items, as well as natural health and beauty care products. Hain is subject to evolving consumer preferences for these products.

Hain’s Acquisition Strategy Exposes Hain to Risk

Hain intends to continue to grow its business in part through the acquisition of new brands, both in the United States and internationally. Hain’s acquisition strategy is based on identifying and acquiring brands with products that complement Hain’s existing product mix. Hain cannot be certain that it will be able to:

•	successfully identify suitable acquisition candidates;

•	negotiate identified acquisitions on terms acceptable to Hain; or

•	obtain the necessary financing to complete such acquisitions.

Hain may encounter increased competition for acquisitions in the future, which could result in acquisition prices Hain does not consider acceptable. Hain is unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed.

Hain’s Future Success May Be Dependent on Its Ability to Integrate Brands That It Acquires

Hain’s future success may be dependent upon its ability to effectively integrate new brands that it acquires, including its ability to realize potentially available marketing opportunities and cost savings, some of which may involve operational changes. Hain cannot be certain:

•	as to the timing or number of marketing opportunities or amount of cost savings that may be realized as the result of its integration of an acquired brand;

•	that a business combination will enhance Hain’s competitive position and business prospects;

•	that Hain will not experience difficulties with customers, personnel or other parties as a result of a business combination; or

•	that, with respect to its acquisitions outside the United States, Hain will not be affected by, among other things, exchange rate risk.

In addition, Hain cannot be certain that it will be successful in:

•	integrating an acquired brand’s distribution channels with Hain’s own;

•	coordinating sales force activities of an acquired brand or in selling the products of an acquired brand to Hain’s customer base; or

•	integrating an acquired brand into Hain’s management information systems or integrating an acquired brand’s products into Hain’s product mix.

Additionally, integrating an acquired brand into Hain’s existing operations will require management resources and may divert Hain’s management from its day-to-day operations. If Hain is not successful in integrating the operations of acquired brands, Hain’s business could be harmed.

Hain Is Dependent Upon the Services of Its Chief Executive Officer

Hain is highly dependent upon the services of Irwin D. Simon, its Chairman of the Board, President and Chief Executive Officer. Hain believes Mr. Simon’s reputation as Hain’s founder and his expertise and knowledge in the natural and organic products market are critical factors in Hain’s continuing growth. The loss of the services of Mr. Simon could harm Hain’s business.

Hain Relies on Independent Brokers and Distributors for a Substantial Portion of Its Sales

Hain relies upon sales efforts made by or through non-affiliated food brokers to distributors and other customers. The loss of, or business disruption at, one or more of these distributors or brokers may harm Hain’s business. If Hain was required to obtain additional or alternative distribution and food brokerage agreements or arrangements in the future, Hain cannot be certain that it will be able to do so on satisfactory terms or in a timely manner. In fiscal 2005, one of Hain’s distributors, United Natural Foods, Inc., or “UNFI,” accounted for approximately 22% of

Hain’s net sales. Two of Hain’s distributors, UNFI and Tree of Life, Inc., accounted for approximately 23% and 14%, respectively, of Hain’s net sales for the fiscal year ended June 30, 2004, and approximately 18% and 15%, respectively, for the year ended June 30, 2003. Hain’s inability to enter into satisfactory brokerage agreements may inhibit Hain’s ability to implement its business plan or to establish markets necessary to develop its products successfully. Food brokers act as selling agents representing specific brands on a non-exclusive basis under oral or written agreements generally terminable at any time on 30 days’ notice, and receive a percentage of net sales as compensation. Distributors purchase directly for their own account for resale. In addition, the success of Hain’s business depends, in large part, upon the establishment and maintenance of a strong distribution network.

Loss of One or More of Hain’s Manufacturing Facilities Could Harm Hain’s Business

For the years ended June 30, 2005, 2004 and 2003, approximately 47%, 39% and 42%, respectively, of Hain’s revenue was derived from products manufactured at Hain’s manufacturing facilities. An interruption in or the loss of operations at one or more of these facilities, or the failure to maintain Hain’s labor force at one or more of these facilities, could delay or postpone production of Hain’s products, which could have a material adverse effect on Hain’s business, results of operations and financial condition until Hain could secure an alternate source of supply.

Hain Relies on Independent Co-Packers to Produce Some or Most of Its Products

During fiscal 2005, 2004 and 2003, approximately 53%, 61% and 58%, respectively, of Hain’s revenue was derived from products manufactured at independent co-packers. In the U.S., Hain presently obtains:

•	all of its requirements for non-dairy beverages from five co-packers, all of which are under contract or other arrangements;

•	all of its U.S. requirements for rice cakes from one co-packer;

•	all of its Health Valley® baked goods and cereal products from one co-packer, which is under contract;

•	all of its cooking oils from one co-packer;

•	principally all of its Garden of Eatin® and Little Bear Organic Foods® tortilla chips from three co-packers, one of which is under contract;

•	a portion of its requirements for the Yukon Gold, Red Bliss™, Terra Blues™ and Potpourri™ potato chips and Frites™ line of Terra® products from one co-packer, which is under contract;

•	the requirements for its canned soups from four co-packers, which are under contract;

•	all of its Earth’s Best® baby food products from seven co-packers, which are under contract;

•	a portion of its Ethnic Gourmet® products from one co-packer, which is under contract; and

•	all of its Zia® Natural Skincare products from four co-packers, which are under contract or other arrangements.

The loss of one or more co-packers, or Hain’s failure to retain co-packers for newly acquired products or brands, could delay or postpone production of Hain’s products, which could have a material adverse effect on Hain’s business, results of operations and financial condition until such time as an alternate source could be secured, which may be on less favorable terms.

Hain’s Tea Ingredients Are Subject to Import Risk

Hain’s tea brand purchases its ingredients from numerous foreign and domestic manufacturers, importers and growers, with the majority of those purchases occurring outside of the United States. Hain maintains long-term relationships with most of its suppliers. Purchase arrangements with ingredient suppliers are generally made annually and in U.S. currency. Purchases are made through purchase orders or contracts, and price, delivery terms and product specifications vary.

Hain’s botanical purchasers visit major suppliers around the world annually to procure ingredients and to assure quality by observing production methods and providing product specifications. Many ingredients are presently grown in countries where labor-intensive cultivation is possible, and where Hain often must educate the growers about product standards. Hain performs laboratory analysis on incoming ingredient shipments for the purpose of assuring that they meet Hain’s quality standards and those of the Food and Drug Administration, or the “FDA.”

Hain’s ability to ensure a continuing supply of ingredients at competitive prices depends on many factors beyond Hain’s control, such as foreign political situations, embargoes, changes in national and world economic conditions, currency fluctuations, forecasting adequate need of seasonal raw material ingredients and unfavorable climatic conditions. Hain takes steps and will continue to take steps intended to lessen the risk of an interruption of botanical supplies, including identification of alternative sources and maintenance of appropriate inventory levels. Hain has, in the past, maintained sufficient supplies for its ongoing operations.

Hain’s failure to maintain relationships with its existing suppliers or find new suppliers, observe production standards for its foreign procured products or continue its supply of botanicals from foreign sources could harm Hain’s business.

Hain’s Future Results of Operations May be Adversely Affected by Escalating Fuel Costs

Many aspects of Hain’s business have been, and continue to be, directly affected by the continuously rising cost of fuel. Increased fuel costs have translated into increased costs for the products and services Hain receives from its third party providers including, but not limited to, increased production and distribution costs for Hain’s products. As the cost of doing business increases, Hain may not be able to pass these higher costs on to its customers and, therefore, any such increase may adversely affect Hain’s earnings.

Hain Is Subject to Risks Associated with Its International Sales and Operations, Including Foreign Currency Risks

Operating in international markets involves exposure to movements in currency exchange rates, which are volatile at times. The economic impact of currency exchange rate movements is complex because such changes are often linked to variability in real growth, inflation, interest rates, governmental actions and other factors. Consequently, isolating the effect of changes in currency does not incorporate these other important economic factors. These changes, if material, could cause adjustments to Hain’s financing and operating strategies. During fiscal 2005, approximately 21% of Hain’s net sales were generated outside the United States, while such sales outside the United States were 20% of net sales in 2004 and 17% in 2003.

Hain expects sales from non-core U.S. markets to possibly represent an increasing portion of its total net sales in the future. Hain’s non-U.S. sales and operations are subject to risks inherent in conducting business abroad, many of which are outside Hain’s control, including:

•	periodic economic downturns and unstable political environments;

•	price and currency exchange controls;

•	fluctuations in the relative values of currencies;

•	unexpected changes in trading policies, regulatory requirements, tariffs and other barriers;

•	compliance with applicable foreign laws; and

•	difficulties in managing a global enterprise, including staffing, collecting accounts receivable and managing distributors.

Hain’s Inability to Use Its Trademarks Could Have a Material Adverse Effect on Hain’s Business

Hain believes that brand awareness is a significant component in a consumer’s decision to purchase one product over another in the highly competitive food and beverage industry. Although Hain endeavors to protect its trademarks and trade names, there can be no assurance that these efforts will be successful, or that third parties will not challenge Hain’s right to use one or more of its trademarks or trade names. Hain’s failure to continue to sell its products under its established brand names could have a material adverse effect on Hain’s business, results of operations and financial condition. Hain believes that its trademarks and trade names are significant to the marketing and sale of its products and that the inability to utilize certain of these names could have a material adverse effect on Hain’s business, results of operations and financial condition.

Hain’s Products Must Comply with Government Regulation

The United States Department of Agriculture, or the “USDA,” has adopted regulations with respect to a national organic labeling and certification program which became effective February 20, 2001, and fully implemented on October 21, 2002. Hain currently manufactures approximately 650 organic products which are covered by these regulations. Future developments in the regulation of labeling of organic foods could require Hain to further modify the labeling of its products, which could affect the sales of its products and thus harm its business.

In addition, on January 18, 2001, the FDA proposed new policy guidelines regarding the labeling of genetically engineered foods. The FDA is currently considering the comments it received before issuing final guidance. These guidelines, if adopted, could require Hain to modify the labeling of its products, which could affect the sales of its products and thus harm its business.

The FDA published the final rule amending the Nutritional Labeling regulations to require declaration of “Trans Fatty Acids” in the nutritional label of conventional foods and dietary supplements on July 11, 2003. The final rule will be effective on January 1, 2006. Additionally, an allergen labeling law was passed and signed on August 3, 2004. This law requires certain allergens to be clearly labeled by January 1, 2006. Hain is in the process of revising its labels to comply with the final rules. Additionally, Canada has adopted new food labeling regulations that must be implemented by December 12, 2005, which require a Nutritional Facts panel to be on most food packages. Hain’s Yves products are subject to these regulations, as are all of Hain’s other products sold into Canada. Any change in labeling requirements for Hain products may lead to an increase in packaging costs or interruptions or delays in packaging deliveries.

Furthermore, new government laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscations, recalls or monetary fines, any of which could prevent or inhibit the development, distribution and sale of Hain’s products. If Hain fails to comply with applicable laws and regulations, it may be subject to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on Hain’s business, results of operations and financial condition.

Product Recalls Could Have a Material Adverse Effect on Hain’s Business

Manufacturers and distributors of products in Hain’s industry are sometimes subject to the recall of their products for a variety of reasons, including for product defects, such as ingredient contamination, packaging safety and inadequate labeling disclosure. If any of Hain’s products are recalled due to a product defect or for any other reason, Hain could be required to incur the expense of the recall or the expense of any resulting legal proceeding. Additionally, if one of Hain’s significant brands were subject to recall, the image of that brand and of Hain could be harmed, which could have a material adverse effect on Hain’s business.

Product Liability Suits, If Brought, Could Have a Material Adverse Effect on Hain’s Business

If a product liability claim exceeding Hain’s insurance coverage were to be successfully asserted against Hain, it could harm Hain’s business. Hain cannot assure you that such coverage will be sufficient to insure against claims which may be brought against it, or that Hain will be able to maintain such insurance or obtain additional insurance covering existing or new products. As a marketer of food, beverage and personal care products, Hain is subject to the risk of claims for product liability. Hain maintains product liability insurance and generally requires that its co-packers maintain product liability insurance with Hain as a co-insured.

Hain Relies on Independent Certification for a Number of Its Natural and Organic Food Products

Hain relies on independent certification, such as certifications of Hain’s products as “organic” or “kosher,” to differentiate its products from others. The loss of any independent certifications could adversely affect Hain’s market position as a natural and organic food company, which could harm Hain’s business.

Hain must comply with the requirements of independent organizations or certification authorities in order to label its products as certified. For example, Hain can lose its “organic” certification if a manufacturing plant becomes contaminated with non-organic materials, or if not properly cleaned after a production run. In addition, all raw materials must be certified organic. Similarly, Hain can lose its “kosher” certification if a manufacturing plant and raw materials do not meet the requirements of the appropriate kosher supervision organization.

Due to the Seasonality of Many of Hain’s Products, Including Hain’s Tea Products, and Other Factors, Hain’s Operating Results Are Subject to Quarterly Fluctuations

Hain’s tea brand manufactures and markets hot tea products and, as a result, its quarterly results of operations reflect seasonal trends resulting from increased demand for its hot tea products in the cooler months of the year. In addition, some of Hain’s other products (e.g., baking and cereal products and soups) also show stronger sales in the cooler months while Hain’s snack food product lines are stronger in the warmer months. Quarterly fluctuations in Hain’s sales volume and operating results are due to a number of factors relating to Hain’s business, including the timing of trade promotions, advertising and consumer promotions and other factors, such as seasonality, inclement weather and unanticipated increases in labor, commodity, energy, insurance or other operating costs. The impact on sales volume and operating results due to the timing and extent of these factors can significantly impact Hain’s business. For these reasons, you should not rely on Hain’s quarterly operating results as indications of future performance.

Hain’s Growth is Dependent on Its Ability to Generate Product Improvements

Hain’s growth depends in large part on its ability to generate and implement improvements to its existing products and to introduce new products to consumers. The innovation and product improvements are affected by the level of funding that can be made available, the technical capability of Hain’s research and development department in developing and testing product prototypes, and the success of management in rolling out the resulting improvements in a timely manner. If Hain is unsuccessful in implementing product improvements that satisfy the demands of consumers, Hain’s business could be harmed.

The Profitability of Hain’s Operations is Dependent on Its Ability to Manage Its Inventory

Hain’s profit margins depend on its ability to manage its inventory efficiently. As part of Hain’s effort to manage its inventory more efficiently, Hain carried out a stock keeping unit (“SKU”) rationalization program which resulted in the discontinuation of numerous lower-margin or low-turnover SKUs. However, a number of factors, such as changes in customers’ inventory levels, access to shelf space and changes in consumer preferences, may lengthen the number of days Hain carries certain inventories, hence impeding its effort to manage its inventory efficiently.

Hain’s Officers and Directors May Be Able to Control Hain’s Actions

Hain’s officers and directors beneficially owned approximately 11.6% of Hain’s common stock as of September 1, 2005. In addition, two of these directors currently serve as a designee and a jointly appointed designee of the selling stockholder, which owned approximately 16.4% of Hain’s common stock as of September 1, 2005. Accordingly, Hain’s officers and directors may be in a position to influence the election of Hain’s directors and otherwise influence stockholder action.

Hain’s Ability to Issue Preferred Stock May Deter Takeover Attempts

Hain’s board of directors is empowered to issue, without stockholder approval, preferred stock with dividends, liquidation, conversion, voting or other rights which could decrease the amount of earnings and assets available for distribution to holders of Hain’s common stock and adversely affect the relative voting power or other rights of the holders of Hain’s common stock. In the event of issuance, the preferred stock could be used as a method of discouraging, delaying or preventing a change in control. Hain’s certificate of incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by Hain’s board of directors. Although Hain has no present intention to issue any shares of its preferred stock, Hain may do so in the future under appropriate circumstances.

Future Sales or the Perception of Future Sales of Hain’s Common Stock Could Adversely Affect Hain’s Stock Price.

The market price of Hain’s common stock could decline as a result of sales of substantial amounts of Hain’s common stock in the public market, or the perception that those sales could occur. These sales or the possibility that they may occur also could make it more difficult for Hain to raise funds in any equity offering in the future at a time and price that Hain deems appropriate.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares offered by the selling stockholder. All of the net proceeds from the sale of shares of common stock by the selling stockholder will be received by the selling stockholder.

SELLING STOCKHOLDER

The following table shows information regarding ownership of the shares of common stock held by the selling stockholder, HJH One, L.L.C., which is an affiliate of H.J. Heinz Company. HJH One, L.L.C. acquired its shares of our common stock from another affiliate of Heinz. In the discussion below we refer to Heinz and its affiliates collectively as “Heinz.”

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Class at September 1, 2005	Number of Shares of Common Stock Registered Hereby	Number of Shares of Common Stock to Be Owned After Completion of this Offering*	Percent of Class*
HJH One, L.L.C.	6,090,351	16.4%	6,090,351	0	0%
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*Assuming the sale of all shares registered pursuant to this shelf registration statement.

The board of directors of H.J. Heinz Company delegated decision-making authority with respect to the sale of the selling stockholder's shares to a special committee consisting of William R. Johnson, chairman, president and chief executive officer of H.J. Heinz Company, Arthur B. Winkleblack, executive vice president and chief financial officer of H.J. Heinz Company, and Theodore N. Bobby, senior vice president and general counsel of H.J. Heinz Company.  Arthur W. Winkleblack, Theodore N. Bobby and Leonard A. Cullo, Jr., Vice President - Treasuer of H. J. Heinz Company, would be responsible for a decision with respect to the voting of Hain shares held by the selling stockholder.

Heinz’s acquisition of our common stock

In September 1999 we entered into an agreement with Heinz relating to the global production and marketing of natural and organic foods and soy-based beverages. As part of this transaction, Heinz acquired 2,837,343 shares of our common stock for an aggregate purchase price of $82.4 million. In addition, in a separate transaction announced in September 1999, we purchased the Earth’s Best trademarks from Heinz for $4.6 million in cash and 670,234 shares of common stock. When we merged with Celestial Seasonings in June 2000, we issued an additional 2,582,774 shares of common stock to Heinz for an aggregate purchase price of $79.7 million, pursuant to Heinz’s rights under the investor’s agreement described below.

Agreements between Heinz and us

We entered into an investor’s agreement and a registration rights agreement with Heinz in connection with Heinz’s September 1999 investment.

The investor’s agreement provides for the appointment to our Board of Directors of one member nominated by Heinz and one member jointly nominated by Heinz and us; this right will terminate if at any time Heinz holds less than 50% of the shares of our common stock that it acquired in September 1999. Currently the board member nominated by Heinz is Mr. Mitchell A. Ring, who is Senior Vice President—Business Development of H.J. Heinz Company. The jointly nominated director is Mr. D. Edward I. Smyth, who is Senior Vice President—Corporate and Government Affairs and Chief Administrative Officer of H.J. Heinz Company. In addition, the investor’s agreement requires Heinz to vote its shares in favor of nominees for directors recommended by us for election in proxy solicitation materials disseminated by us.

Pursuant to the registration rights agreement, we agreed to file a registration statement under the Securities Act with respect to a resale of the shares owned by Heinz and to use our best efforts to cause the registration statement to become effective. We filed this registration statement pursuant to Heinz’s request under the registration rights agreement. We and Heinz have each agreed to indemnify the other for certain liabilities, including liabilities under the Securities Act, and will contribute to payments that the other may be required to make in respect of those liabilities.

Heinz has agreed to reimburse us for up to $750,000 of registration expenses associated with offerings under this registration statement.

Transactions between Heinz and us in the last three years

In May 2004, we acquired the assets of our Rosetto and Ethnic Gourmet businesses from Heinz for approximately $24 million (subject to adjustment) and the assumption of certain liabilities.

In fiscal 2005 we paid Heinz approximately $2,292,437 in purchases, royalties and profit sharing fees, and they paid us approximately $2,419,894 in purchases. In fiscal 2004 we paid Heinz approximately $695,596 in purchases, royalties and profit sharing fees, and they paid us approximately $570,956 in purchases. In fiscal 2003 we paid Heinz approximately $1,531,450 in purchases, royalties and profit sharing fees, and they paid us approximately $600,000 in royalties. In fiscal 2002, we paid to Heinz approximately $3,456,000 in purchases, royalties and profit sharing fees.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share.

The following description is qualified in all respects by reference to our certificate of incorporation and the bylaws.

Common Stock

Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our directors then being elected and holders of the remaining shares by themselves cannot elect any directors. The holders of common stock do not have preemptive rights or rights to convert their common stock into other securities. Holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of the common stock have the right to a ratable portion of the assets remaining after payment of liabilities. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

We are authorized by our certificate of incorporation to issue a maximum of 5,000,000 shares of preferred stock, in one or more series and containing such rights, privileges and limitations including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as our board of directors may, from time to time, determine.

The issuance of shares of preferred stock pursuant to our board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock, and otherwise adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying or preventing us from being subject to a change in control. See “Risk Factors — Hain’s Ability To Issue Preferred Stock May Deter Takeover Attempts.” We are not required by the Delaware General Corporation Law, or the “DGCL,” to seek stockholder approval prior to any issuance of authorized but unissued stock and our board of directors does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law.

Certificate of Incorporation and Bylaws

Pursuant to the DGCL, the power to adopt, amend and repeal bylaws is conferred solely upon the stockholders unless the corporation’s certificate of incorporation also confers such power upon the board of directors. Under our certificate of incorporation, our board of directors is granted the power to amend our bylaws. Our bylaws provide that each director has one vote on each matter for which directors are entitled to vote. Our certificate of incorporation and/or bylaws also provide that (1) from time to time, by resolution, our board of directors has the power to change the number of directors, (2) the directors will hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified, and (3) special meetings of stockholders may only be called by our board of directors or certain of our officers. These provisions, in addition to the existence of authorized but unissued capital stock, may have the effect, either alone or in combination with each other, of making more difficult, or discouraging unsolicited third parties from, an acquisition of us which has been deemed undesirable by our board of directors. Our board of directors currently has twelve members.

Section 203 of the Delaware Law

Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, or (3) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person, who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock. This provision of law could discourage, prevent or delay a change in management or stockholder control of us, which could have the effect of discouraging bids and thereby prevent stockholders from receiving the maximum value for their shares, or a premium for their shares in a hostile takeover situation.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the common stock is Continental Stock Transfer & Trust Company, New York, New York.

PLAN OF DISTRIBUTION

All of the shares offered hereby may be sold from time to time by the selling stockholder or by its registered assigns. The selling stockholder may sell all or part of the shares covered by this prospectus, on terms determined at the time such shares are offered for sale, to or through underwriters, directly to other purchasers or broker-dealers, or through dealers or other persons acting as agents, or through a combination of such methods. The prospectus supplement will set forth the terms of the offering of the shares registered hereby, including (a) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them and (b) the public offering price of the shares and the proceeds to the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale of the shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares offered if they purchase any of the shares offered.

The shares offered hereby may also be sold by one or more of the following methods: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) privately negotiated transactions; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer.

The selling stockholder may be deemed to be a statutory underwriter under the Securities Act. Also any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the selling stockholder in amounts to be negotiated by the selling stockholder. The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder (including in connection with the distribution of the common stock by such broker-dealers). The selling stockholder may also engage in short sales of the common stock and may enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

The selling stockholder may also sell shares in accordance with Rule 144 under the Securities Act, if Rule 144 is then available.

In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed broker-dealers.

The selling stockholder has agreed to reimburse us for up to $750,000 of registration expenses associated with offerings under this registration statement. An estimate of the expenses of any offering under this registration statement will be included in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the validity of the common stock offered hereby will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York, and for the selling stockholder by Theodore N. Bobby, Esq., Senior Vice President and General Counsel of H.J. Heinz Company, an affiliate of the selling stockholder. Cahill Gordon & Reindel LLP acts as our regular outside counsel. Roger Meltzer, a partner of Cahill Gordon & Reindel LLP, is also a member of our board of directors. Mr. Meltzer receives compensation as a board member.

EXPERTS

The consolidated financial statements of Hain appearing in its Annual Report on Form 10-K for the year ended June 30, 2005 (including the schedule appearing therein), Amendment No. 1 to its Annual Report on Form 10-K for the year ended June 30, 2005 (including the schedule appearing therein), and Hain’s management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a Delaware corporation. Our principal executive offices are located at 58 South Service Road, Melville, NY 11747, and our telephone number is (631) 730-2200.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available to the public from commercial document retrieval services, at the Internet Web site maintained by the SEC at www.sec.gov, and on our web site, www.hain-celestial.com. The information on our web site is not part of this prospectus.

Our common stock is quoted on Nasdaq under the symbol “HAIN.” You may inspect reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20016.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the shares that the selling stockholder will sell in this offering. This prospectus does not include all of the information contained in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. For further information about us and the securities offered in this prospectus, you should review the registration statement and the information incorporated by reference therein. You can inspect or copy the registration statement at any of the addresses listed above.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus. Information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents described below that we previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below that we have previously filed with the SEC are incorporated by reference:

•	our annual report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2005;

•	Amendment No. 1 to our annual report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2005;

•	our quarterly report on Form 10-Q filed with the SEC for the fiscal quarter ended September 30, 2005;

•	our current reports on Form 8-K filed with the SEC on August 26, 2005, November 4, 2005 and December 8, 2005;

•	our revised definitive proxy statement on Schedule 14A filed with the SEC on October 31, 2005; and

•	the description of our common stock contained in our registration statement on Form 8-A/A dated November 12, 1993 and any amendment or report filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this prospectus until the completion of the resale by the selling stockholder, shall also be deemed to be incorporated by reference in this prospectus, unless provided otherwise in the relevant document. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Upon request, we will provide without charge to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus.

If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

The Hain Celestial Group, Inc.
Attention: Investor Relations
58 South Service Road
Melville, New York 11747
(631) 730-2200

The Hain Celestial Group, Inc., the Hain logos and all other Hain product and service names are registered trademarks or trademarks of The Hain Celestial Group, Inc. in the USA and in other select countries. “®” and “™” indicate USA registration and USA trademark, respectively. Other third party logos and product/trade names are registered trademarks or trade names of their respective companies.

The Hain Celestial Group, Inc. 6,090,351 Shares of Common Stock _______________ PROSPECTUS ________________ , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than discounts and commissions, if any, incurred in connection with the sale of common stock being registered (all amounts are estimated except the Securities and Exchange Commission registration fee). In connection with the sale of the common stock being registered hereby, the selling stockholder will reimburse us for up to $750,000 of registration expenses associated with offerings under this registration statement.

Securities and Exchange Commission Registration Fee	$14,484
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	75,000
Miscellaneous	25,516
Total	$315,000

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Law. Section 145 of the Delaware General Corporation Law, or the “DGCL,” provides that a corporation may indemnify a director or officer under certain circumstances.

Section 145(a) of the DGCL provides that a corporation may indemnify a director, officer or other employee or individual made, or threatened to be made, a party to any threatened, pending or completed action other than a derivative action, whether civil or criminal, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement actually and reasonably incurred as a result of such action, if such director, officer or other employee or individual acted in good faith for a purpose which such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify a director, officer or other employee or individual, made or threatened to be made a party in a derivative action, against expenses (including attorneys fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be made in respect of any claim as to which such person shall have been adjudged liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which the action was brought determines, upon application, that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court deems proper

Section 145(c) of the DGCL provides that indemnification by a corporation is mandatory in any case in which a present or former director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 145(d).

Section 145(d) of the DGCL specifies the manner in which payment of indemnification under Section 145(a) of the DGCL or indemnification permitted under Section 145(b) of the DGCL may be authorized by the corporation.

Section 145(g) of the DGCL authorizes the purchase and maintenance of insurance to indemnify directors, officers employees or agents in instances in which they may be indemnified by a corporation under such section.

Hain’s Certificate of Incorporation and Bylaws. Article Tenth of the Amended and Restated Certificate of Incorporation and Article VI of the Amended and Restated Bylaws of Hain permit Hain to indemnify its directors, officers and corporate personnel to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

Insurance. Hain has also purchased liability insurance policies covering Hain directors and officers.

Item 16. EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1(a)	Form of underwriting agreement
3.1
Amended and Restated Certificate of Incorporation of Hain (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to Hain’s Registration Statement on Form S-4 (Commission File No. 333-33830) filed with the Commission on April 24, 2000).

3.2
Amended and Restated Bylaws of Hain (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to Hain’s Registration Statement on Form S-4 (Commission File No. 333-33830) filed with the Commission on April 24, 2000).

4
Specimen of Hain common stock certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Hain’s Registration Statement on Form S-4 (Commission File No. 333-33830) filed with the Commission on April 24, 2000).

5(b)	Opinion of Cahill Gordon & Reindel LLP regarding the legality of the securities being registered.
23.1(c)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5).
24	Powers of Attorney (included on the signature pages to this Registration Statement).
_______________________

(a) to be filed by amendment or in a Form 8-K incorporated by reference
(b) previously  filed
(c) filed herewith

Item 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or de-crease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melville, state of New York, on December 12, 2005.

THE HAIN CELESTIAL GROUP, INC.

By: /s/ Ira J. Lamel
   Name: Ira J. Lamel
   Title: Executive Vice President, Chief Financial
    Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on December 2, 2005 by the following persons in the capacities indicated.

Name	Title
/s/ Irwin D. Simon Irwin D. Simon	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ Ira J. Lamel Ira J. Lamel	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
* Barry J. Alperin	Director
* Beth Bonner
* Jack Futterman	Director
* Daniel R. Glickman	Director
* Marina Hahn	Director
* Andrew R. Heyer	Director
* Roger Meltzer	Director
* Mitchell A. Ring	Director
* Lewis D. Schiliro	Director
* D. Edward I. Smyth	Director
* Larry S. Zilavy	Director

By:  /s/ Ira J. Lamel
    Ira J. Lamel
    Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
1(a)	Form of underwriting agreement.
3.1
Amended and Restated Certificate of Incorporation of Hain (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to Hain’s Registration Statement on Form S-4 (Commission File No. 333-33830) filed with the Commission on April 24, 2000).

3.2
Amended and Restated Bylaws of Hain (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to Hain’s Registration Statement on Form S-4 (Commission File No. 333-33830) filed with the Commission on April 24, 2000).

4
Specimen of Hain common stock certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Hain’s Registration Statement on Form S-4 (Commission File No. 333-33830) filed with the Commission on April 24, 2000).

5(b)	Opinion of Cahill Gordon & Reindel LLP regarding the legality of the securities being registered.
23.1(c)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5).
24	Powers of Attorney (included on the signature pages to this Registration Statement).
_______________________

(a) to be filed by amendment or in a Form 8-K incorporated by reference

(b) previously filed

(c) filed herewith